UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2007 (June 5, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 5, 2007, Glimcher Realty Trust (the “Registrant”) received notice from Somera Capital Management (“Somera”) that Somera completed its due diligence and intends to proceed with its purchase of the Registrant’s University Mall located in Tampa, FL. In connection with the completion of Somera’s due diligence review, the earnest money deposit of $1.5 million made by Somera became non-refundable. The Registrant reported the execution of the sale and purchase agreement for University in Item 5 of its Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on April 27, 2007. The Registrant expects the sale to be completed by the end of July 2007.

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the satisfaction of closing conditions relating to property dispositions, the effect of economic and market conditions, bankruptcy, rejection of leases by tenants in bankruptcy, financing and development risks, the level and volatility of interest rates, the failure to obtain estimated sale prices for properties, taxes and other property expenses, as well as other risks listed from time to time in the Registrant’s other reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: June 6, 2007	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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